Exhibit 99.1

Myers Industries Reports 2016 Third Quarter Results

GAAP EPS of $0.01; Adjusted EPS of $0.04

Company Maintains Full-Year Outlook

November 8, 2016, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the third quarter ended September 30, 2016.

Third Quarter 2016 Business Highlights

•	Net sales decreased 6.3% (or 6.7% organic) compared to the third quarter of 2015

•	Gross profit margin 27.1%, compared to 29.4% for the third quarter of 2015

•	GAAP income per diluted share from continuing operations of $0.01, compared to $0.02 for the third quarter of 2015

•	Adjusted income per diluted share from continuing operations of $0.04, compared to $0.09 for the third quarter of 2015

The Company reported third quarter net sales of $132.7 million, compared to $141.7 million for the third quarter of 2015. The reduction in sales was primarily the result of decreased capital spending in several of the Company’s key end markets and a decline in sales of retread products in the Distribution Segment. The gross profit margin decreased 230 basis points to 27.1% during the third quarter of 2016 due to operational inefficiencies resulting from lower sales volumes and an unfavorable product mix. Selling, general and administrative expenses were $32.9 million, compared to $39.1 million in the third quarter of 2015. Lower non-recurring compensation costs, reduced environmental expenses and other cost reductions led to the $6.2 million improvement.

President and Chief Executive Officer Dave Banyard commented, “Third quarter results were in line with our expectations as customers in both our Material Handling and Distribution segments continue to operate in a reduced capital spending environment. Despite lower sales, we delivered a strong quarter of free cash flow due primarily to process improvements in working capital management and a more disciplined approach to capital spending.”

Banyard continued, “We are maintaining our full-year 2016 outlook of sales declines in the mid-to-high single digits on a constant currency basis, and we expect to provide a preliminary outlook for 2017 in conjunction with our fourth-quarter results early next year. We believe that we have some meaningful opportunities to build upon an excellent product platform that provides safe and efficient solutions for a variety of niche applications and end-markets, and we are in the later stages of refining an enterprise strategy that will support these competitive strengths.”

	Quarter Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Increase (Decrease)	2016	2015	% Increase (Decrease)
	(Dollars in thousands, except per share data)
Net sales	$132,676	$141,661	(6.3)%	$427,998	$462,344	(7.4)%
Gross profit	$35,918	$41,686	(13.8)%	$128,625	$138,024	(6.8)%
Gross profit margin	27.1%	29.4%		30.1%	29.9%
Operating income	$2,986	$2,578	15.8%	$15,281	$29,037	(47.4)%
Income from continuing operations:
Income	$424	$631	(32.8)%	$2,772	$14,178	(80.4)%
Income per diluted share	$0.01	$0.02	(50.0)%	$0.09	$0.45	(80.0)%

Operating income as adjusted(1)	$3,883	$5,895	(34.1)%	$27,278	$31,743	(14.1)%
Income from continuing operations as adjusted(1):
Income	$1,195	$2,679	(55.4)%	$13,563	$15,975	(15.1)%
Income per diluted share	$0.04	$0.09	(55.6)%	$0.45	$0.51	(11.8)%

(1)	Details regarding the adjusted charges are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Segment Results

Net sales in the Material Handling Segment for the third quarter of 2016 were down 2.8% (or 3.4% organic) vs. the third quarter of 2015 due primarily to declines in the food and beverage markets. The segment’s GAAP operating income was $4.4 million for the third quarter of 2016 compared to $7.4 million for the third quarter of 2015. The segment’s adjusted operating income was $4.7 million for the third quarter of 2016 compared to $8.6 million for the third quarter of 2015.

Net sales in the Distribution Segment for the third quarter of 2016 were down 13% vs. the third quarter of 2015. The decline was primarily due to lower sales of equipment and tire retread products. The segment continues to implement its new sales model which is designed to broaden market coverage and improve the overall sales process. The segment’s operating income was $3.3 million for the third quarter of 2016 compared to $5.6 million for the third quarter of 2015. The segment’s adjusted operating income was $3.3 million for the third quarter of 2016 compared to $5.7 million for the third quarter of 2015.

2016 Outlook

The Company anticipates that total revenue will be down mid-to-high single digits on a constant currency basis for both the fourth quarter and full year of 2016 primarily due to a continued weak capital spending environment.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, November 8, 2016 at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at: (US) 866-393-4306 or (Int’l) 734-385-2616. Callers are asked to sign on at least five minutes in advance. A live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 855-859-2056 or (Int’l) 404-537-3406. The replay passcode is Conference ID: 6338568.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted EPS, adjusted income per diluted share from continuing operations and adjusted operating income are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov, and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact:

Monica Vinay, Vice President, Investor Relations & Treasurer

(330) 761-6212

mvinay@myersind.com

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share data)

	Quarter Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net sales	$132,676	$141,661	$427,998	$462,344
Cost of sales	96,758	99,975	299,373	324,320

Gross profit	35,918	41,686	128,625	138,024
Selling, general and administrative expenses	32,932	39,108	103,470	108,987
Impairment charges	—	—	9,874	—

Operating income	2,986	2,578	15,281	29,037
Interest expense, net	2,015	1,729	6,087	6,899

Income from continuing operations before income taxes	971	849	9,194	22,138
Income tax expense	547	218	6,422	7,960

Income from continuing operations	424	631	2,772	14,178
Income (loss) from discontinued operations, net of income taxes	(10)	(298)	(257)	2,813

Net income	$414	$333	$2,515	$16,991

Income per common share from continuing operations:
Basic	$0.01	$0.02	$0.09	$0.46
Diluted	$0.01	$0.02	$0.09	$0.45
Income (loss) per common share from discontinued operations:
Basic	$—	$(0.01)	$(0.01)	$0.09
Diluted	$—	$(0.01)	$(0.01)	$0.09
Net income per common share:
Basic	$0.01	$0.01	$0.08	$0.55
Diluted	$0.01	$0.01	$0.08	$0.54
Weighted average common shares outstanding:
Basic	29,849,005	30,674,604	29,682,798	30,873,594
Diluted	30,075,478	30,950,572	29,949,711	31,213,082

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Net Sales
Material Handling	$89,911	$92,479	(2.8)%	$299,842	$320,534	(6.5)%
Distribution	42,793	49,212	(13.0)%	128,248	141,909	(9.6)%
Inter-company Sales	(28)	(30)	—	(92)	(99)	—

Total	$132,676	$141,661	(6.3)%	$427,998	$462,344	(7.4)%

Operating Income
Material Handling	$4,378	$7,369	(40.6)%	$26,152	$41,622	(37.2)%
Distribution	3,301	5,558	(40.6)%	9,803	13,557	(27.7)%
Corporate	(4,693)	(10,349)	—	(20,674)	(26,142)	—

Total	$2,986	$2,578	15.8%	$15,281	$29,037	(47.4)%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

OPERATING INCOME BY SEGMENT (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Material Handling
Operating income as reported	$4,378	$7,369	$26,152	$41,622
Litigation reserve reversal	—	—	—	(3,010)
Asset impairments	—	—	9,874	—
Reduction to contingent liability	—		(2,335)
Restructuring expenses and other adjustments	292	1,210	292	1,750

Operating income as adjusted	4,670	8,579	33,983	40,362

Distribution
Operating income as reported	3,301	5,558	9,803	13,557
Restructuring expenses and other adjustments	—	142	—	195

Operating income as adjusted	3,301	5,700	9,803	13,752

Corporate Expense
Corporate expense as reported	(4,693)	(10,349)	(20,674)	(26,142)
CFO severance related costs	—	—	2,011	—
Environmental reserve	605	1,266	2,155	1,266
Professional, legal fees and other adjustments	—	699	—	2,505

Corporate expense as adjusted	(4,088)	(8,384)	(16,508)	(22,371)

Continuing Operations
Operating income as reported	2,986	2,578	15,281	29,037
Total of all adjustments above	897	3,317	11,997	2,706

Operating income as adjusted	3,883	5,895	27,278	31,743
Interest expense, net	(2,015)	(1,729)	(6,087)	(6,899)

Income before taxes as adjusted	1,868	4,166	21,191	24,844
Income tax expense*	(673)	(1,487)	(7,628)	(8,869)

Income from continuing operations as adjusted	$1,195	$2,679	$13,563	$15,975

Adjusted earnings per diluted share from continuing operations	$0.04	$0.09	$0.45	$0.51

*	Income taxes are calculated using the normalized effective tax rate for each year. The normalized rate used above is 36%.

Note on Reconciliation of Income and Earnings Data: Income from continuing operations as adjusted and adjusted earnings per diluted share from continuing operations are non-GAAP financial measures that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2016	December 31, 2015
Assets
Current Assets
Cash	$5,538	$7,344
Restricted cash	8,627	8,627
Accounts receivable, net	77,517	77,633
Inventories	48,584	54,738
Other	5,396	5,966

Total Current Assets	145,662	154,308
Other Assets	131,408	143,710
Property, Plant, & Equipment, Net	118,285	130,773

Total Assets	$395,355	$428,791

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$51,025	$71,310
Accrued expenses	29,120	45,502

Total Current Liabilities	80,145	116,812
Long-term debt, net	197,930	191,881
Other liabilities	9,372	12,354
Deferred income taxes	9,133	10,041
Total Shareholders’ Equity	98,775	97,703

Total Liabilities & Shareholders’ Equity	$395,355	$428,791

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash Flows From Operating Activities
Net income	$2,515	$16,991
Income (loss) from discontinued operations, net of income taxes	(257)	2,813

Income from continuing operations	2,772	14,178
Adjustments to reconcile income from continuing operations to net cash provided by (used for) operating activities
Depreciation	18,465	19,216
Amortization	7,428	7,854
Non-cash stock-based compensation expense	2,804	3,989
Deferred taxes	(1,985)	2,301
Excess tax benefit from stock-based compensation	(139)	(211)
Impairment charges	9,874	—
Other	184	(463)
Payments on performance based compensation	(1,794)	(1,318)
Accrued interest income on note receivable	(948)	(750)
Other long-term liabilities	(431)	644
Cash flows provided by (used for) working capital
Accounts receivable	1,057	(5,603)
Inventories	7,349	(271)
Prepaid expenses and other assets	484	(168)
Accounts payable and accrued expenses	(26,520)	(32,260)

Net cash provided by (used for) operating activities - continuing operations	18,600	7,138
Net cash provided by (used for) operating activities - discontinued operations	—	(11,330)

Net cash provided by (used for) operating activities	18,600	(4,192)

Cash Flows From Investing Activities
Capital expenditures	(11,490)	(17,669)
Proceeds from sale of property, plant and equipment	194	145
Proceeds (payments) related to sale of business	(4,034)	69,787

Net cash provided by (used for) investing activities - continuing operations	(15,330)	52,263
Net cash provided by (used for) investing activities - discontinued operations	—	(581)

Net cash provided by (used for) investing activities	(15,330)	51,682

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	4,440	(16,157)
Cash dividends paid	(12,143)	(12,550)
Proceeds from issuance of common stock	2,582	1,553
Excess tax benefit from stock-based compensation	139	211
Repurchase of common stock	—	(18,613)
Shares withheld for employee taxes on equity awards	(925)	(975)

Net cash provided by (used for) financing activities - continuing operations	(5,907)	(46,531)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(5,907)	(46,531)

Foreign exchange rate effect on cash	831	(395)

Net increase (decrease) in cash	(1,806)	564
Cash at January 1	7,344	4,676

Cash at September 30	$5,538	$5,240